Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces First Quarter Fiscal 2024 Results
Revenues: $9.9 billion
GAAP EPS: $2.46, Non-GAAP EPS: $2.75
—Revenues and EPS Exceeded High End of Guidance Range—
—QCT Automotive: Record Quarterly Revenues—
SAN DIEGO - January 31, 2024 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal first quarter ended December 24, 2023.
“We are extremely pleased to report strong quarterly results, with revenues and EPS exceeding the high end of our guidance,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “Looking ahead, we are building on this momentum with our leading Snapdragon platforms and technology differentiation in connectivity, computing and on-device generative AI, across Handsets, Automotive, PC, XR and Industrial IoT.”
First Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q1 Fiscal 2024	Q1 Fiscal 2023	Change	Q1 Fiscal 2024	Q1 Fiscal 2023	Change
Revenues	$9,935	$9,463	+5%	$9,922	$9,456	+5%
Earnings before taxes (EBT)	$2,962	$2,371	+25%	$3,585	$3,166	+13%
Net income	$2,767	$2,235	+24%	$3,101	$2,684	+16%
Diluted earnings per share (EPS)	$2.46	$1.98	+24%	$2.75	$2.37	+16%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
Segment Results

	QCT			QTL
(in millions, except percentages)	Q1 Fiscal 2024	Q1 Fiscal 2023	Change	Q1 Fiscal 2024	Q1 Fiscal 2023	Change
Revenues	$8,423	$7,892	+7%	$1,460	$1,524	(4%)
EBT	$2,593	$2,183	+19%	$1,080	$1,117	(3%)
EBT as % of revenues	31%	28%	+3 points	74%	73%	+1 point

Qualcomm Announces First Quarter Fiscal 2024 Results	Page 2 of 8

QCT Revenue Streams1

(in millions, except percentages)	Q1 Fiscal 2024	Q1 Fiscal 2023	Change
Handsets	$6,687	$5,754	+16%
Automotive	598	456	+31%
IoT	1,138	1,682	(32%)
Total QCT revenues	$8,423	$7,892	+7%
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.

Return of Capital to Stockholders
During the first quarter of fiscal 2024, we returned $1.7 billion to stockholders, including $895 million, or $0.80 per share, of cash dividends paid and $784 million through repurchases of 6 million shares of common stock.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q2 FY24 Estimates[1]
Revenues	$8.9B - $9.7B
Supplemental Revenue Information
QCT revenues	$7.6B - $8.2B
QTL revenues	$1.2B - $1.4B
GAAP diluted EPS	$1.73 - $1.93
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.51)
Less diluted EPS attributable to other items[2]	$0.04
Non-GAAP diluted EPS	$2.20 - $2.40
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the second quarter of fiscal 2024 is primarily related to the tax benefit resulting from the requirement to capitalize research and development expenditures under U.S. Federal income tax law, partially offset by acquisition-related items.

Qualcomm Announces First Quarter Fiscal 2024 Results	Page 3 of 8

Conference Call
Qualcomm’s first quarter fiscal 2024 earnings conference call will be broadcast live on January 31, 2024, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13743224.

About Qualcomm
Qualcomm is enabling a world where everyone and everything can be intelligently connected. Our one technology roadmap allows us to efficiently scale the technologies that launched the mobile revolution – including advanced connectivity, high-performance, low-power compute, on-device intelligence and more – to the next generation of connected smart devices across industries. Innovations from Qualcomm and our family of Snapdragon platforms will help enable cloud-edge convergence, transform industries, accelerate the digital economy, and revolutionize how we experience the world, for the greater good.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patented technologies are licensed by Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our technology differentiation and the advantages of our Snapdragon platforms for various industries and applications; our business outlook; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 24, 2023 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces First Quarter Fiscal 2024 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	December 24, 2023	September 24, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,133	$8,450
Marketable securities	3,921	2,874
Accounts receivable, net	3,513	3,183
Inventories	6,247	6,422
Held for sale assets	337	341
Other current assets	1,288	1,194
Total current assets	23,439	22,464
Deferred tax assets	3,579	3,310
Property, plant and equipment, net	4,907	5,042
Goodwill	10,722	10,642
Other intangible assets, net	1,387	1,408
Held for sale assets	69	88
Other assets	8,032	8,086
Total assets	$52,135	$51,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,147	$1,912
Payroll and other benefits related liabilities	1,757	1,685
Unearned revenues	210	293
Short-term debt	914	914
Held for sale liabilities	336	333
Other current liabilities	3,805	4,491
Total current liabilities	9,169	9,628
Unearned revenues	93	99
Income taxes payable	1,056	1,080
Long-term debt	14,566	14,484
Held for sale liabilities	43	38
Other liabilities	4,150	4,130
Total liabilities	29,077	29,459

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,118 and 1,114 shares issued and outstanding, respectively	—	490
Retained earnings	22,565	20,733
Accumulated other comprehensive income	493	358
Total stockholders’ equity	23,058	21,581
Total liabilities and stockholders’ equity	$52,135	$51,040

Qualcomm Announces First Quarter Fiscal 2024 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 24, 2023	December 25, 2022
Revenues:
Equipment and services	$8,316	$7,784
Licensing	1,619	1,679
Total revenues	9,935	9,463
Costs and expenses:
Cost of revenues	4,312	4,044
Research and development	2,096	2,251
Selling, general and administrative	627	623
Other	(28)	80
Total costs and expenses	7,007	6,998
Operating income	2,928	2,465
Interest expense	(178)	(170)
Investment and other income, net	212	76
Income from continuing operations before income taxes	2,962	2,371
Income tax expense	(151)	(98)
Income from continuing operations	2,811	2,273
Discontinued operations, net of income taxes	(44)	(38)
Net income	$2,767	$2,235

Basic earnings per share:
Continuing operations	$2.52	$2.02
Discontinued operations	(0.04)	(0.03)
Net income	$2.48	$1.99
Diluted earnings per share:
Continuing operations	$2.50	$2.01
Discontinued operations	(0.04)	(0.03)
Net income	$2.46	$1.98
Shares used in per share calculations:
Basic	1,116	1,122
Diluted	1,127	1,131

Qualcomm Announces First Quarter Fiscal 2024 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 24, 2023	December 25, 2022
Operating Activities:
Net income from continuing operations	$2,811	$2,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	437	398
Income tax provision less than income tax payments	(1,012)	(120)
Share-based compensation expense	602	634
Net gains on marketable securities and other investments	(71)	(25)
Other items, net	9	(33)
Changes in assets and liabilities:
Accounts receivable, net	(325)	1,694
Inventories	165	(476)
Other assets	115	409
Trade accounts payable	241	(1,264)
Payroll, benefits and other liabilities	74	(286)
Unearned revenues	(81)	(81)
Net cash used by operating activities from discontinued operations	(16)	(28)
Net cash provided by operating activities	2,949	3,095
Investing Activities:
Capital expenditures	(214)	(398)
Purchases of debt and equity marketable securities	(1,452)	(22)
Proceeds from sales and maturities of debt and equity marketable securities	463	219
Acquisitions and other investments, net of cash acquired	(60)	(29)
Proceeds from sales of property, plant and equipment	5	111
Other items, net	2	(14)
Net cash used by investing activities	(1,256)	(133)
Financing Activities:
Proceeds from short-term debt	400	1,458
Repayment of short-term debt	(400)	(1,955)
Proceeds from long-term debt	—	1,880
Repurchases and retirements of common stock	(784)	(1,270)
Dividends paid	(895)	(842)
Payments of tax withholdings related to vesting of share-based awards	(370)	(309)
Other items, net	8	23
Net cash used by financing activities	(2,041)	(1,015)
Effect of exchange rate changes on cash and cash equivalents	15	27
Net (decrease) increase in total cash and cash equivalents	(333)	1,974
Total cash and cash equivalents at beginning of period (including $77 and $326 classified as held for sale at September 24, 2023 and September 25, 2022, respectively)	8,527	3,099
Total cash and cash equivalents at end of period (including $61 and $265 classified as held for sale at December 24, 2023 and December 25, 2022, respectively)	$8,194	$5,073

Qualcomm Announces First Quarter Fiscal 2024 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and for the initial five-year period in which we are required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also exclude the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. The favorable tax provision impact will diminish in future years as capitalized research and development expenditures continue to amortize.

Qualcomm Announces First Quarter Fiscal 2024 Results	Page 8 of 8
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[2]
Q1 Fiscal 2024
Revenues	$9,935	$13	$—	$—	$9,922	$8,423	$1,460	$39
Operating income (loss)	2,928	7	(602)	(97)	3,620
EBT	2,962	11	(602)	(32)	3,585	2,593	1,080	(88)
EBT as % of revenues	30%				36%
Net income (loss)	2,767	8	(476)	134	3,101
Diluted EPS	$2.46	$0.01	($0.42)	$0.12	$2.75
Diluted shares	1,127	1,127	1,127	1,127	1,127
Q1 Fiscal 2023
Revenues	$9,463	$7	$—	$—	$9,456	$7,892	$1,524	$40
Operating income (loss)	2,465	(1)	(634)	(177)	3,277
EBT	2,371	(8)	(634)	(153)	3,166	2,183	1,117	(134)
EBT as % of revenues	25%				33%
Net income (loss)	2,235	(7)	(501)	59	2,684
Diluted EPS	$1.98	($0.01)	($0.44)	$0.05	$2.37
Diluted shares	1,131	1,131	1,131	1,131	1,131
(1) Further details of amounts included in the “Other Items” column for the current period are included at the end of this news release in the section labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior period are included in the news release for that period.
(2) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain cost of revenues, R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income (expense) that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Q1 Fiscal 2024 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$4,312	$4	$21	$36	$4,251
Research and development expenses	2,096	—	460	46	1,590
Selling, general and administrative expenses	627	2	121	43	461
Other	(28)	—	—	(28)	—
Interest expense	178	—	—	1	177
Investment and other income, net	212	4	—	66	142
Income tax expense (benefit)	151	3	(126)	(210)	484
Discontinued operations, net of income taxes	(44)	—	—	(44)	—
(1) Other items excluded from Non-GAAP results included $59 million of acquisition-related charges, and $1 million of interest expense related to the fine imposed on us by the European Commission in 2019, partially offset by $28 million of net restructuring and restructuring-related benefits. Other items excluded from Non-GAAP results also included $66 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increases operating expenses, offset by corresponding $66 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net, as well as $44 million of losses, net of income taxes, from the discontinued operations of Veoneer’s Non-Arriver business.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax benefit in the “Other Items” column included a $147 million benefit from the foreign-derived intangible income deduction resulting from the requirement to capitalize and amortize R&D expenditures, a $38 million foreign currency gain related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, a $16 million benefit related to a prior period, a $14 million benefit to reconcile the tax provision of each column to the total GAAP tax provision for the quarter and an $8 million benefit for the tax effect of acquisition-related charges, partially offset by a $13 million expense from the combined effect of other items in EBT.
Sums may not equal totals due to rounding.